                               A G R E E M E N T

                                    BETWEEN

                   AMERICAN SIGN AND MARKETING SERVICES, INC.

                                      AND

                 THE AMERICAN SIGN AND MARKETING SERVICES, INC.

                               INDEPENDENT UNION

                               EFFECTIVE 12-31-95







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                               TABLE OF CONTENTS
                               -----------------

                                                                  PAGE
                                                                  ----

ARTICLE 1     RECOGNITION                                           3

ARTICLE 2     UNION MEMBERSHIP                                      5

ARTICLE 3     HOURS OF WORK AND OVERTIME                            7

ARTICLE 4     VACATIONS                                             9

ARTICLE 5     HOLIDAYS                                             12

ARTICLE 6     SENIORITY                                            13

ARTICLE 7     MANAGEMENT                                           16

ARTICLE 8     GENERAL/MISCELLANEOUS                                18

ARTICLE 9     GRIEVANCE AND ARBITRATION PROCEDURE                  21

ARTICLE 10    WORK STOPPAGES                                       25

ARTICLE 11    WAGES                                                26

ARTICLE 12    HEALTH PLAN, ACCIDENT & SICKNESS BENEFITS,
              LIFE INSURANCE                                       28

ARTICLE 13    SAFETY AND HEALTH                                    30

ARTICLE 14    TOOLS AND MACHINES                                   31

ARTICLE 15    401 (K) PLAN                                         32

ARTICLE 16    BEREAVEMENT AND JURY PAY                             33

ARTICLE 17    DURATION                                             34


APPENDIX "A"  JOB CLASSIFICATIONS AND HOURLY WAGE RATES            37

Memorandum of Agreemant                                            38

APPENDIX "B"  DUES AUTHORIZATION FORM                              40



                                P R E A M B L E


     This Agreement is made and entered into by and between American Sign and Marketing Services, Inc. (hereinafter the "Company") and The


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American Sign and Marketing Services, Inc., Independent Union (hereinafter the
"Union").
     The parties agree in consideration of the promises of each, hereinafter set forth, to faithfully keep and strictly observe the following:

                             ARTICLE 1 RECOGNITION

     Section 1.1. The term "employee" as used in this Agreement shall mean all production employees employed by the Company at its 7430 Industrial Drive, Florence, Kentucky facility, excluding all other employees, including clerical employees and professional employees, guards and supervisors, as defined in the National Labor Relations Act, as amended.
     Section 1.2. The Company hereby recognizes the Union as the sole and exclusive collective garaging representative for all of the employees of the Company as defined in Section 1.1 above. This Agreement applies only to the production employees as defined in Section 1.1 above, who are employed at the Company's facility at 7430 Industrial Drive, Florence, Kentucky. This Agreement confers no rights, duties or obligations on any of the parties in regard to any other Company location or at any other location of the Company's parent, subsidiary of affiliated corporation.
     Section 1.3. The Company will provide space on the plant bulletin board upon which the Union may post notices limited to notices of Union meetings, notices of Union elections and the results thereof, notices of Union appointments and such other official Union notices not of a political, economic or social persuasion. Such Union notes shall be signed by the President of the Union and a copy submitted to the Company for approval prior to posting. Any notices from the Company or the Union posted on the Plant bulletin board shall have the effect of official notification to all employees when the signature of a Company

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representative or the signature of the Union President is affixed thereto.
     Section 1.4. The Union agrees that neither the Union nor its officers, agents, representatives or members will solicit employees for membership or conduct any other Union business or activity during working time, unless otherwise mutually agreed by the Union and the Company.
     Section 1.5. In the event of a grievance as defined in Article 9 of this Agreement, the Union President, Vice-President or other Union official will be allowed to inspect Company payroll records of employees covered by this Agreement, if such inspection is relevant and necessary to the processing of a grievance under Article 9 of this Agreement. Copies of relevant and necessary records will be provided to the Union after payment to the Company of reasonable copying charges.
     Section 1.6. The Company recognizes the Union's right to appoint shop stewards. The Union shall appoint one (1) shop steward for each 20 employees covered by this agreement. If the number of employees exceeds the 1:20 ratio in an area, an additional shop steward may be added to that area. Shop stewards will be appointed by the Union for all shifts. The Union shall inform the Company, in writing, of the names and assigned areas of all shop stewards so the Company has knowledge of their identity and areas at all times.
     Section 1.7. The Company shall notify the Union President monthly, in writing, of the names and departments of employees covered by this Agreement who were hired during the previous month and provide the Union President with an updated seniority list, showing the names of all employees covered by this Agreement as of the last day of the previous month.
     Section 1.8. The Company shall not enter into any agreement with any employee covered by this Agreement which conflicts with the express terms of this Agreement.

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     Section 1.9.  Persons employed in clerical support jobs who report to the
Company's Shipping Supervisor and who route shipments and perform other clerical work are excluded from the bargaining unit, as defined in Section 1.1 above, as clerical employees, and shall not be covered by this Agreement and shall not perform any production work.

                                   ARTICLE 2

         UNION MEMBERSHIP, PROBATIONARY PERIOD AND TEMPORARY EMPLOYEES

     Section 2.1. All employees hired in positions covered by this Agreement shall become members of the Union at the conclusion of ninety (90) calendar days after their date of hire. The company shall not retain in its employ in the bargaining unit any non-member employee who fails to apply for membership at the conclusion of the period specified above or any employee who has been a member at any time during the term of this Agreement who loses his membership for failure to tender the periodic monthly dues and initiation fees uniformly required by the Union as a condition of acquiring or retaining membership.
     Section 2.2. All new employees covered under this Agreement shall serve a probationary period of ninety (90) calendar days before receiving seniority status. If employees are retained beyond their ninety (90) calendar day probationary period, their seniority shall date back to their most recent date of hire and they shall be entered on the seniority list and be covered under this agreement.
     Section 2.3. The Company may use temporary workers employed by employment agencies, not to exceed ninety (90) calendar days of work per worker, to perform production work, whenever the need arises. If the temporary worker works more than (90) calendar days of work, the temporary worker will then be employed by the Company and will then be considered to have successfully completed his/her ninety (90) calendar day probationary period and will be given a seniority date as of the

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date he/she last commenced work at the Company as a temporary worker and shall be entered on the seniority list.
     Section 2.4. Not withstanding any provisions of this Agreement to the contrary, all new employees shall be subject to discharge, in the sole and exclusive discretion of the Company, during the first ninety (90) calendar days after their date of hire and if such employee is discharged, neither the employee nor the Union shall have the right to challenge the discharge under the grievance and/or arbitration procedure of Article 9 of this Agreement, or any other term or provision of this Agreement. If more than one employee is hired on the same day their seniority will be determined alphabetically by their last name.
     Section 2.5. Upon satisfactory completion of the ninety (90) calendar day employment probationary period, the Company agrees upon written authorization by an employee on the form set forth in Appendix "B" of this Agreement, to deduct from each employee's pay, in three equal installments, the initiation fee of the Union and to deduct weekly the regular membership dues of the Union and promptly remit the dues and fees with a list of the names whose dues and fees have been deducted, to the Union, on a monthly basis.
     Section 2.6. The Union shall indemnify and save the Company harmless against any and all claims, demands, suits or other forms of liability that shall arise out of or by reason of any action taken or not taken by the Company in reliance upon information furnished to the Company by the Union or for the purpose of complying with any of the provisions of this Article.

                                   ARTICLE 3

                           HOURS OF WORK AND OVERTIME

     Section 3.1. This Article is intended to provide the basis for calculation of and payment for overtime pay and shall not be construed as a guarantee of any hours of work per day or hours of work per week, or days of work per week. The determination of the daily and weekly

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work schedules shall be made by the Company, and such work schedules shall be made by the Company, and such work schedules may be changed by the Company from time to time to suit the fluctuation of production and other requirements.
     Section 3.2. The normal hours of work will be eight (8) hours per day, exclusive of lunch periods, and forty (40) hours per week, exclusive of lunch periods, unless otherwise scheduled by the Company.
     Section 3.3. The normal work week will consist of five (5) consecutive work days, Monday through Friday, inclusive, and will begin at the time the employee is scheduled to begin work on Monday, unless otherwise scheduled by the Company.
     Section 3.4. An employee shall be paid overtime pay at the rate of one and one-half (1 1/2) times his/her regular straight time hourly rate for either: (1) all time worked in excess of forty (40) hours of work in any one
(1) work week, or for (2) all time worked in excess of eight (8) hours of work on any one (1) work day in any one (1) work week. No employee shall be paid under both the forty (40) hour per week and eight (8) hour per day overtime pay formula during the same work week. In any one (1) work week, an employee shall be paid only under the single overtime pay formula which gives the employee the greatest number of paid overtime hours that work week.

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     Section 3.5.  Double an employee's straight time hourly wage rate shall be paid for all hours worked on Sunday or on a paid holiday as defined in Section
5.1 of this Agreement.
     Section 3.6. Overtime pay under Section 3.4 and premium pay under Sections 3.5 and 5.4 of this Agreement shall not be duplicated or pyramided for the same hours worked, and to the extend that hours worked are compensated for at overtime of premium rates under any overtime or premium pay formula set forth in this Agreement, those hours shall not be counted as hours worked in determining overtime or premium pay under any other overtime or premium pay formula set forth in the Agreement.
     Section 3.7. During each eight (8) hour shift, the Company shall provide to each employee a ten (10) minute paid break period during the first four (4) hours of work and a ten (10) minute paid break period during the second four
(4) hours of work. Another ten (10) minute paid break period will be provided to employees who are required to work ten or more consecutive hours in any one
(1) work day and will be taken after 8 hours of work have been completed. The Company shall provide a thirty (30) minute unpaid meal period to employees during each eight (8) hour shift.
     Section 3.8. All employees shall be required to perform overtime work assignments unless excused from the performance of such work by the Company.
The Company will give employees two (2) hours advance notice of required Monday through Friday overtime work, except where such advance notice cannot be given due to an emergency. The Company shall give employees notice by 3:00 p.m. on the preceding Thursday of any required Saturday and/or Sunday overtime work, except where such advance notice cannot be given due to an emergency. No individual will be required to work more than two (2) out of four (4) Sundays in any month.
     Section 3.9. Second and third shift employees shall not receive double time pay when the commence work on a Sunday or a holiday or end work on a Sunday or a holiday.

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     Section 3.10.  Report-in Pay.  An employee who reports for work on time at his/her regular scheduled time, not having been notified not to report, shall be guaranteed not less than four (4) hours work or, in lieu thereof, four (4) hours pay at his/her regular straight time hourly wage rate, provided, however, that this Section shall not apply when work is unavailable due to conditions over which the Company has no control, and provided that the employees must remain at the plant for thirty (30) minutes after the employee's regular scheduled starting time, should the plant not be open when the employee arrives. Employees will be considered notified if the Company makes a reasonable effort to provide notice through ordinary means of communication, such as bulletin board notices, telephone calls, telegrams, radio announcements, or other means. If communication is to each employee at his home, it will be directed to the employee's last address or telephone number given by the employee in writing to the Company.

                                   ARTICLE 4

                                   VACATIONS

Section 4.1. Any employee covered by this Agreement who is in the employ of the Company as of September 30, of any year, and who meets the qualifications contained in this Article, shall receive a vacation in accordance with the following schedule:

Years of Service                     Vacation Benefits
- ----------------                     -----------------

Less than 2 years                    1 week, 40 hours at
                                     straight time rate

2 years but less than 7 years        2 weeks, 80 hours at
                                     straight time rate

7 years but less than 15 years       3 weeks, 120 hours at
                                     straight time rate

15 years or more                     4 weeks, 160 hours at
                                     straight time rate

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For the purpose of this Article, straight time hourly rate means the employee's current base hourly wage rate including any shift premium and Group Leader pay being paid at the time the vacation is taken.
     Section 4.2. To qualify for vacation pay as outlined in Section 4.1 above, an employee must work one thousand five hundred (1500) hours in the twelve (12) month period prior to September 30 of the vacation year. A newly hired employee who has not been in the employ of the Company continuously for one (1) year by September 30 of any year but who has worked one thousand five hundred (1500) hours in the period from date of hire to September 30 shall receive a vacation of one (1) week with pay at forty (40) times the employee's straight time hourly rate. Hours lost due to compensable injury under the Kentucky Worker's Compensation Act shall be counted as hours worked.
     Section 4.3. An employee who has been employed by the Company for one (1) year or more, and who separates from the Company's payroll, shall be entitled to a pro rata payment of vacation pay, provided the employee qualified under the formula in Section 4.2 above. In order to receive a pro rate payment of vacation pay, an employee who voluntarily terminates employment with the Company must give five (5) working days advance notice to the Company of the employee's intention to quit.
     Section 4.4. The Company may, if it deems necessary, close its plant and require that vacations be taken during such period. The Company reserves the right to schedule necessary work during such vacation period. Employees who are engaged in such necessary work will be permitted to take vacations at other mutually agreeable times. If the Company does not close the plant for vacations, then vacation shall be taken between October 1 and September 30 of the following year. The vacation period for each employee will be selected by the Company, but, in its selection of the vacation period, the Company will, so far as possible, schedule the employee's vacation at a time most desired by the employee, longest service employees being given a preference as to choice.

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     Section 4.5.  Vacation pay shall be paid to each eligible employee on the pay day immediately preceding the employee's vacation.
     Section 4.6. An employee who has been continuously employed by the Company for two (2) years but less than seven (7) years but who does not work one thousand five hundred (1500) hours by September 30 of a vacation year shall be entitled to vacation pay for that vacation year in the amount of four percent (4%) of his/her straight time hourly earnings during twelve (12) month period preceding September 30 of that vacation year. An employee who has been continuously employed by the Company for seven (7) years but less than fifteen
(15) years, but who does not work one thousand five hundred (1500) hours by September 30 of a vacation year shall be entitled to vacation pay for that vacation year in the amount of six percent (6%) of his/her straight time hourly earnings during the twelve (12) month period preceding September 30 of that vacation year. An employee who has been continuously employed by the Company for fifteen (15) or more years but who does not work one thousand five hundred
(1500) hours by September 30 of a vacation year shall be entitled to a vacation pay for that vacation year in the amount of eight (8%) of his/her straight time hourly earnings during the twelve (12) month period preceding September 30 of that vacation year.
     Section 4.7. Employees may elect to work during their vacation period and receive pay for working, plus their vacation pay, without being penalized by the Union, provided the Company grants approval to the employee to work during the employee's vacation period.
     Section 4.8. No employee will be allowed to take any vacation time off work of less than one (1) full eight (8) hour work day.
     Section 4.9. Each employee will be allowed to schedule one (1) excused, unpaid day between September 1 and October 31 of each year. This day should be scheduled the as a vacation day.

                                  ARTICLE 5

                                  HOLIDAYS

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     Section 5.1.  All employees covered by this Agreement, and who have been continuously employed by the Company for ninety (90) consecutive calendar days or more, shall receive holiday pay for each of the following holidays, providing they meet the other requirements of this Article:

             New Year's Day          Thanksgiving Day

             Good Friday             Day after Thanksgiving

             Memorial Day            Christmas Eve Day

             Fourth of July          Christmas Day

             Labor Day               One (1) Floating Holiday per
                                     calendar year to be selected by
                                     each eligible employee, but to be
                                     taken only after the employee gives
                                     twenty-four (24) hours advance
                                     notice to his/her supervisor and
                                     the supervisor approved the time
                                     off for the holiday.

     Section 5.2. In order to qualify for holiday pay, an employee must work the employee's entire regularly scheduled shift immediately preceding and immediately following the holiday, unless the employee has an excused absence for a court appearance, death in the immediate family or illness or injury of the employee or member of the employee's immediate family. Immediate family includes only the employee's mother, father, brother, sister, spouse, child, father-in-law, mother-in-law, stepfather, stepmother, grandparents and grandchildren. If the excused absence is for the employee's regularly scheduled shift immediately preceding the holiday, the employee must work the employee's entire regularly scheduled shift immediately preceding the day of the excused absence to qualify for holiday pay. If the excused absence is for the employee's regularly scheduled shift immediately following the holiday, the employee must work the employee's entire regularly scheduled shift immediately following the day of the excused absence to qualify for holiday pay.

An employee may be tardy not to exceed sixty (60) minutes on a holiday qualifying day and qualify for holiday pay. Any employee who is tardy inexcess of sixty (60) minutes on a holiday qualifying day will not

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receive any holiday pay unless the employee has an excused absence as defined above. Documentation concerning any tardy or excused absence on any holiday qualifying day may be requested by the Company from any employee to verify the reason for the absence on the qualifying day. The Human Resource Department will review all requests for excused absences on holiday qualifying days, and documentation, and will make the decision whether holiday pay will or will not be paid to any employee.
     Section 5.3. Holiday pay shall be computed at the rate of eight (8) hours pay at the employee's straight time hourly rate.
     Section 5.4. Employees who are required to work on any of the holidays listed in Section 5.1 shall be paid twice their straight time hourly rate for such holiday work in addition to holiday pay, if such employees are eligible for holiday pay under this Article.

                                   ARTICLE 6

                                   SENIORITY

     Section 6.1. Seniority, for the purposes of this Article, is defined as an employee's length of continuous service with the Company from the employee's most recent date of hire.
     Section 6.2. Plant-wide seniority will apply to all cases of layoff and recall, except for temporary lay offs as defined in Section 6.3, provided, however, that in the application of seniority, the employee's immediate skill and ability to perform the work available shall be the governing factor. In the event of a layoff, the Company will determine in which work or skill area positions must be eliminated. After any volunteers in that area, the lowest seniority person in that area (based on plantwide seniority) will be laid off. If a Production Specialist is laid off, he/she may elect to displace the lowest seniority person on their preferred shift in the Production Associate classification, provided he or she can demonstrate the skill and ability to perform the job within a 5 day period. If a Team Leader is laid off, he/she may elect to displace the lowest seniority Production Specialist or Production Associate on their preferred shift, provided he/she can

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demonstrate the skill and ability to perform the job within a 5 day period.  A person may only displace someone who has less plantwide seniority.
If an employee is laid off or not recalled and the employee contests the lay off or failure of recall he/she may request a Peer Review Board to review the facts concerning the employee's immediate skill and ability to perform the work available. The Peer Review Board will advise the Company and the Union of its conclusions concerning the employee's immediate skill and ability to perform the work available, within two (2) working days after the employee request.
The Peer Review Board will be composed of two (2) qualified management representatives selected by the Company and three (3) qualified bargaining unit employees selected by the Union. The Peer Review Board will serve only in an advisory role to both the Company and the Union and any employee has the right to pursue a lay off or recall grievance to the grievance procedure if the employee desires.
     Section 6.3. If there is a temporary lay off of employees for five (5) consecutive work days or less, the Company will first request volunteer employees for the lay off who are acceptable to the Company. If there are not sufficient acceptable volunteer employees for the lay off, the Company may temporarily lay off employees without regard to seniority for five (5) consecutive work days or less. No employee shall be placed on temporary lay off without regard to seniority under this Section more than once in any calendar year, except employees may volunteer to be temporarily laid off in excess of once in any calendar year.
     Section 6.4. Employees who lose seniority status and are re-hired shall be considered new employees and shall be required to serve a new probationary period as defined in Section 2.2.
     Section 6.5. An employee's seniority shall be broken, and seniority status lost, for any one (1) of the following reasons:
     (1)  Voluntary quitting;

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

     (2)  Termination or discharge for just cause;

     (3)  Retirement;

     (4) Engaging in employment or self employment without Company permission while on a leave of absence which shall be considered as a voluntary quit;

     (5) Is absent from work for three (3) consecutive work days without express written authorization from the Company's Personnel Director or designee, which shall be considered as a voluntary quit;

     (6) Fails to report to work after a lay off within three (3) working days after written notice of recall has been sent by the Company, by certified mail, to the employee at the mailing address listed on the Company's records;

     (7) "Is absent from work without pay for any reason, including leaves of absence approved by the Company, in excess of five
          (5) consecutive work days on four (4) different occasions in any twelve (12) month period, except as otherwise provided by the Family and Medical Leave Act of 1993."

     (8) Fails to report to work within three (3) work days following a vacation or leave of absence without an excuse satisfactory to the Company;

     (9)  Obtains a leave of absence under false representation;

     (10) "Is laid off in excess of three hundred sixty-five (365) calendar days;"

     (11) Is absent from work due to non-occupational illness, injury or maternity in excess of one (1) year or is absent from work due to occupational illness or injury in excess of two (2) years;

     (12) Failure to request a timely leave of absence within five (5) working days as required by Section 8.4 and 8.5 of Article 8, shall be considered a voluntary quit.

     Section 6.6. If any employee is or has been promoted or transferred to a position excluded from the bargaining unit, thus being excluded from the coverage of this Agreement, such employee shall retain the seniority accumulated by him/her while in the bargaining unit. In the event of being demoted or transferred into the bargaining unit, he/she shall resume the seniority he/she had prior to his/her promotion or transfer.

                                   ARTICLE 7

                                   MANAGEMENT


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     Section 7.1.  The Union recognizes that all rights, powers or responsibilities of the Company existing before the execution of this Agreement are retained by the Company and that those rights, powers and responsibilities shall belong solely and exclusively to the Company during the term of this Agreement, including, without limitation of the generality of the foregoing, the right to manage the Company's business and property and to direct the working forces, the right to hire, promote and demote employees, the right to maintain order, economy and efficiency, the right to increase, maintain, curtail or terminate the business, operations or production of the Company in whole or in part at any location or facility, the right to determine the size, kind and location of the Company's plants or operations, the right to subcontract production and other work, the right to assign work, the right to determine production schedules, methods, processes, means of manufacture and materials and equipment to be used, including the right to introduce new and improved tools, machines, methods or facilities, and to change existing tools, machines, methods and facilities, the right to create new jobs and increase or decrease the number of jobs and the number of employees holding any jobs, the right to transfer employees, the right to discipline, suspend and discharge employees for just cause and to lay off employees for lack of work or other business reasons and to recall employees, the right to determine the number and starting time of shifts, the number of hours and days of work in the work week the hours of work in a workday, and the number and ability of employees to be actively employed by the Company at any time and on any job, the right to require employees to observe rules and regulations issued by the Company, the right to issue new employee rules and regulations and to change existing employee rules and regulations during the term of this agreement, the right to determine the products to be manufactured and to set work and production standards and quotas and to maintain performance records for all jobs and for all employees.

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

     The Company retains the right to promote and demote, assign and transfer, discipline, suspend or discharge, and to layoff or recall employees, provided that any employee who is adversely affected by the exercise of these rights, shall have recourse to the grievance and arbitrator procedure set forth in
Article 9 of this Agreement.
     The Company may change employee rules and regulations during the term of this Agreement, provided that at least ten (10) calendar days prior to the effective date of any changes, the Union is informed of the changes in writing and given an opportunity to discuss the changes with the Company if the Union desires.
     Section 7.2. The exercise by the Company of any of the rights, powers or responsibilities defined in Section 7.1 above, except those specifically modified by this Agreement, shall not be subject to the grievance and/or arbitration procedure set forth in Article 9 of this Agreement.


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


                                   ARTICLE 8

                             GENERAL/MISCELLANEOUS

     Section 8.1. The Company and the Union agree that there shall be no unlawful discrimination as defined by law, against any employee based on race, color, religion, sex, national origin, handicap, age or other unlawful grounds.
     Section 8.2. It shall be the responsibility of each employee to supply the Company in writing with his/her current address and telephone number and any changes in address and telephone number. All notices, including those required by the terms of this Agreement, shall be deemed sufficient if directed by the Company to the employee at the address or telephone number last given by him/her in writing to the Company.
     Section 8.3. An employee who is required to be absent from work due to any illness, any injury or any other medical reason, including maternity, shall notify the Company, either in writing or by telephone, of the reason for such absence. If an employee is required to be absent due to illness, injury or other medical reason, including maternity, for a period in excess of five (5) working days, the employee shall apply in writing to the employee's immediate supervisor for a medical leave of absence. A written leave of absence not to exceed thirty (30) calendar days will be granted on request and submission of a statement from a duly licensed physician to the Company that such medical leave is necessary. Extensions of such leaves may be granted on written request and submission of a statement from a duly licensed physician to the Company that such extended medical leave is necessary; provided, that the original leave of absence and the extensions cannot exceed a total of one (1) year for non-occupational medical leaves and cannot exceed a total of two (2) years for occupational medical leaves. An employee who has been absent on any PERSONAL or medical leave of absence, non- occupational or occupational, shall present evidence that he/she is physically and mentally fit to return to work and perform all of the

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

then existing duties of his/her job. The Company, at its option, may require the employee to pass a physical examination given by a physician of the Company's choice, including x-rays and tests and a DRUG SCREEN, at Company expense, prior to permitting any employee to return to work from any leave of absence.
     Section 8.4.  A leave of absence for personal reasons not to exceed thirty
(30) calendar days may be granted by the Company for good cause, provided the employee's absence will not interfere with the Company's production or operations. Applications for personal leave of absence shall be in writing and must be approved by the employee's immediate supervisor in writing specifying the period of time for which the personal leave is granted.
     Section 8.5. The rights of employees entering the Armed Services of the United States shall be governed by applicable law.
     Section 8.6. All unpaid leaves of absence shall be without any type of pay, provided, however, employees on an unpaid leave of absence shall accumulate seniority during any such leave or extension thereof.
     Section 8.7. No leave of absence shall be granted for employment elsewhere or for self-employment and any employee engaging in any employment or self employment during any leave of absence, without prior written approval from the Company, shall be considered to have voluntarily quit.
     Section 8.8. No more than three (3) non-work related medical or personal leaves of absence will be granted to any employee in any twelve (12) month period except as otherwise provided by the Family and Medical Leave Act of 1993.
     Section 8.9. Employees who return to work from a medical or personal leave of absence, and who work for less than five (5) full work days, before being placed on another medical or personal leave of absence, will be considered to have been on a continuous leave from the date of their previous leave of absence for all purposes under this

Agreement, except as otherwise provided by the Family and Medical Leave Act of 1993.
     Section 8.10. Eligible employees shall be granted an unpaid leave of absence of up to twelve (12) work weeks, pursuant to the terms and conditions of the Family and Medical Leave Act of 1993 (FMLA), for one or more of the following reasons: (1) because of the birth of a son or daughter of the employee and in order to care for such son or daughter; (2) because of the placement of a son or a daughter with the employee for adoption or foster care;
(3) in order to care for the spouse, or a son, daughter, or parent, of the employee, if such spouse, son, daughter, or parent has a serious health condition: or (4) because of a serious health condition that makes the employee unable to perform the functions of the position of such employee. An employee shall provide notice sufficient to make the Company aware that the employee needs FMLA-qualifying leave, and the anticipated timing and duration of the leave. Where the need for leave is foreseeable, the employee must provide thirty (30) days advance notice. If thirty (30) days advance notice is not possible, notice must be given as soon as practicable. If an absence qualifies for leave under the FMLA and any other leave provision of this Agreement, then the leave will run concurrently under both provisions. A "rolling" twelve (12) month measured retrospectively from the date an employee uses any FMLA leave shall be used to determine the "twelve(12)month period" in which the twelve weeks of FMLA leave entitlement occurs. Employees will be required to use their available paid vacation time while on an FMLA leave.

                                  ARTICLE 9

                      GRIEVANCE AND ARBITRATION PROCEDURE

     Section 9.1. A grievance is defined as a dispute an employee or group of employees may have with the Company relating to the interpretation, application or alleged violation of the express terms of this Agreement, except for those matters excluded from the grievance and arbitration procedure under Article 7 of this Agreement. An earnest effort shall be made to adjust grievances promptly and in the following manner and order:
     FIRST STEP: An employee who claims a grievance shall, within three (3) working days after the event has occurred giving rise to the grievance, submit the grievance, in writing, on forms provided by the Union, signed and dated, to the employee's immediate supervisor. The grievance shall state the alleged cause of the grievance, the facts in support of the grievance, the provisions of this Agreement claimed to be violated and the remedy requested. A Union steward may assist an employee in presenting a grievance if the employee requests assistance. The immediate supervisor or his designated representative shall give an answer in writing to the grievance within three (3) working days after receipt of the grievance.
     SECOND STEP: If the grievance is not settled in the First Step above, the written grievance may be presented by the employee to the Company's Director of Manufacturing Operations or his/her designated representative, within three (3) working days after receipt of the First Step Answer. A Union steward may assist an employee in presenting a grievance at the Second Step of the grievance procedure, if the employee requests assistance. Within five (5) working days after receipt of the written grievance, a meeting shall be held to discuss the grievance between the Company's Director of Manufacturing Operations or his/her designated representative and any other Company representatives the Company desires to be present, the grievant, any employee witnesses the

Company or Union desire to be present, and the Union's President and/or the grieving employee's Union steward to their designated representatives. The grieving employee's supervisor shall attend the meeting by mutual agreement of the Company and Union. Within five (5) working days after the close of the Second Step meeting, the Company shall give its answer in writing to the grievant and to the Union President or designated representative who attended the Second Step meeting.
     THIRD STEP: If the grievance is not settled in the Second Step above, the Union may submit the grievance to arbitration by serving a written notice of intent to arbitrate on the Company's Director of Manufacturing Operations or his/her designated representative within fifteen (15) working days from the date of the Second Step answer. Such notice shall be signed by the employee(s) who filed the grievance. All grievances notices for arbitration shall, unless otherwise settled, be heard and decided by an arbitrator.
     Section 9.2. Within ten (10) working days after receipt of the Union's notice of intent to arbitrate, a representative of the Company and a representative of the Union may select an arbitrator to hear and decide the grievance. If they are unable to agree upon the selection of an arbitrator, either the Company or the Union shall request the Federal Mediation and Conciliation Service, Washington D.C., to submit a list of eleven (11) arbitrators to the Company and Union. Within seven (7) calendar days after the parties receive the list, each of the parties shall strike from his copy of the list the names which are unacceptable to it, indicate the numerical order of its preference among the remaining names, if any, and send a copy of the list to the other party. If the lists thus exchanged show one (1) mutually acceptable name, he/she shall be appointed as the arbitrator. If more than one
(1) name is mutually acceptable, the one with the lowest combined numerical designations shall be appointed as the arbitrator. If two (2) or more names have equal lowest combines numerical designations, the parties shall select the arbitrator from among such names by flipping a coin. If the lists thus exchanged show no mutually acceptable choice, the parties shall request the Federal Mediation and Conciliation Service to submit a second list of eleven (11) names and the same selection procedure shall be applicable as has been specified herein with respect to the first list. If the second list exchanged show no mutually acceptable choice, the parties shall request the Federal Mediation & Conciliation Service to submit a third list of eleven (11) names and the same selection procedure shall be applicable as has been specified herein with respect to the first list. If the third list exchanged show no mutually acceptable choice, the parties shall request the Federal Mediation & Conciliation Service to appoint an arbitrator, excluding, however, anyone who name appeared on the list previously furnished to the parties.
     Section 9.3. Any grievance which has not been presented under the grievance procedure within the time limits for presentation of grievance, and any grievance which is not appealed to the next step of the grievance or arbitration procedure within the applicable time limits specified herein, shall be considered as settled and shall not be subject to further discussion, appeal or to arbitration. All steps and time limits specified in this Article are mandatory and the steps may be waived and the time limits extended or reduced only by written mutual agreement of the Union and the Company.
     Section 9.4. Only grievances which involve the interpretation, application or alleged violation of the express provisions of this Agreement may be submitted to arbitration. The arbitrator shall have no power either directly or indirectly or by implication, to add to, subtract from, or change, modify or amend any of the terms or provisions of this Agreement or any other written agreements between the parties. All decisions made by an arbitrator within his/her authority as defined in this Agreement shall be final and binding on the Company, the Union, and the employees covered by this Agreement.

     Section 9.5. Each party shall pay the costs and expenses incurred by it in connection with an arbitration, except that the costs and expenses of the arbitrator and the cost of a hearing room shall be paid equally by the Company and by the Union. Either party may have a court reporter present at any arbitration hearing. The parties shall share the costs of the court reporter if they mutually agree to have a court reporter present. If the parties do not mutually agree to have a court reporter present, the party desiring the reporter shall pay the full cost; provided, however, that if the other party wishes to purchase a copy of the court reporter's transcript or review the court reporter's transcript, that party shall than be obligated to pay one-half (1/2) of the cost of the court reporter. Either party may subpoena the presence of an employee as a witness during the course of an arbitration hearing, provided, however, that the employees' attendance at the hearing shall be at the sole expense of the party issuing the subpoena.
     Section 9.6. The Company shall not be required to make any payment for back pay or other benefits for any period prior to the date of which a written grievance was filed. A claim for back pay by an employee who has been discharged or suspended for disciplinary reasons and who is later reinstated with back pay shall be limited to the amount of pay which the employee would otherwise have earned from employment with the Company, less any earnings, compensation or benefits received by the employee, which the employee is not required to return, for the period covered by the employee's back pay claim.
     Section 9.7. An arbitrator may not hear and decide more than one (1) grievance unless the presentation of more than one (1) grievance to the arbitrator is mutually agreed to by the Company and the Union.
     Section 9.8. No grievances shall be written, presented, investigated, processed or discussed during working time unless otherwise mutually agreed by the Company and the Union.

     Section 9.9. Working day as used in the Article is defined as a normally scheduled plant production day, excluding scheduled vacation plant shut downs, paid holidays, Saturdays and Sundays.

                                   ARTICLE 10

                                 WORK STOPPAGES

     Section 10.1. The Union agrees that during the term of this Agreement, neither it nor its officers, agents or representatives will authorize, cause, instigate, condone, engage, or participate in any work stoppage, sit-down, strike, slowdown, picketing or bannering, the honoring of any picket line, sympathy strike, boycott, or any other action which may interrupt or interfere with the operations or production of the Company.
     Section 10.2. No employee during the term of this Agreement, shall authorize, cause, instigate, condone, engage, or participate in any work stoppage, sit-down, strike, slowdown, picketing or bannering, the honoring of any picket line, sympathy strike, boycott or any other action which may interrupt or interfere with the operations or production of the Company.
     Section 10.3.  In the event of any violation of Section 10.1 or Section
10.2 above, the Union agrees that, upon notification by the Company to it of the existence of such violation, it will take immediate affirmative steps with the employees involved (such as letters, bulletins, telephone calls, telegrams, employee meetings, announcements and Union disciplinary action) to bring about an immediate resumption of work. The Union shall keep the Company currently advised of all action which it is taking to comply with its obligations as set forth in this Section 10.3.
     Section 10.4.  In the event of any violation of Section 10.1 or Section
10.2 above, whether authorized or unauthorized by the Union, the Company may discharge or otherwise discipline any employee who has violated those Sections, whether individually or in a group, as the

Company so desires within its sole and exclusive discretion. The Company shall have the right to discharge or otherwise discipline any employee who has violated Section 10.1 or Section 10.2 even though other employees have violated those Sections and they are not discharged or otherwise disciplined by the Company. In the event an employee is discharged or otherwise disciplined for violating Section 10.1 or Section 10.2, the employee may file a grievance under
Article 9 of this Agreement. If the grievance is not resolved in the grievance procedure, it may be submitted to arbitration, provided, however, that the arbitrator's decision and award shall be limited to the question of whether or not the aggrieved employee violated Section 10.1 or Section 10.2 of this Article, and the arbitrator shall have no authority to modify the discipline imposed by the Company unless the arbitrator finds that the employee in fact did not violate Section 10.1 or Section 10.2 of this Article.
     Section 10.5. Should there by a violation of this Article, there shall be no discussion or negotiation regarding the difference or dispute during the existence of such violation or before normal work has been resumed, except by mutual agreement of the parties hereto.
     Section 10.6. The Company will not lock out employees during the term of this Agreement.

                                 ARTICLE 11

                                    WAGES

     Section 11.1. The minimum straight time hourly wage rates to be paid to employees in each job classification during the term of this agreement are set forth in Appendix "A" attached to and made a part of this Agreement.
     Section 11.2. Employees hired after the effective date of this Agreement shall receive no less than the minimum straight time hourly wage rate of their job classification as defined in Appendix "A".

     Section 11.3. All employees shall have their straight time hourly wage rate increased in accordance with Appendix "A" and the memorandum of agreement implementing the new wage structure.
     Section 11.4. Second shift employees shall receive fifteen ($.15) per hour of work as shift differential pay in addition to their respective straight time hourly wage rates. First shift employees who work into the second shift shall not receive second shift differential pay.
     Section 11.5. Third shift employees shall receive twenty-five ($.25) per hour of work as shift differential pay in addition to their respective straight time hourly wage rates. Second shift employees who work into the third shift shall not receive third shift differential pay.
     Section 11.6. Shift differential pay shall be included in a second shift or third shift employees' straight time hourly wage rate for overtime and double time, vacation pay, holiday pay and report in pay purposes, provided the overtime work or double time work, vacation, holiday or report in occurs while the employee is assigned to the second or third shift, respectively.
     Section 11.7. The Company agrees to establish and maintain a weekly payday and in no case shall more than one (1) week's pay be held back.
     Section 11.8. As a result of the new job classifications effective 12/31/95, employees on the Seniority List on that date will be classified into one of the three (3) classifications contained in Appendix "A" of this Agreement. Employee's straight time hourly wage rates will be adjusted in accordance with Section 11.2 of this Article to bring the earnings of each employee to at least the minimum hourly wage rate for their job classification.

                                   ARTICLE 12

           HEALTH PLAN, ACCIDENT & SICKNESS BENEFITS, LIFE INSURANCE

     Section 12.1. The Company agrees to offer an employee health plan and to maintain the current or equivalent plan for the duration of this agreement. It is recognized that the Company has selected the plan providers and administrators. The Union agrees to allow the Company to change providers and/or administrators as long as the level of benefits remains equivalent. The Union also acknowledges that minor changes in benefit coverage's are allowed.
     Section 12.2. The Company and the employee will share equally in the costs associated with maintaining the employee health plan. Employees shall contribute a weekly amount for their coverage through payroll deduction that is based on the type of coverage elected (Single, Employee and Spouse, Employee and Dependents or Family). Any cost increases or decreases occurring during the term of this Agreement will be shared equally.
     Section 12.3. The Company reserves the right to change health plan administrators. The Company also has the right to determine whether to have a self-funded or fully insured plan as long as equivalent benefits are provided.
     Section 12.4. An employee's eligibility and his/her dependents' eligibility for healthcare benefits shall be governed by the terms, conditions and exclusions contained in the plan. If benefits are denied to any employee, his/her dependents or their heirs, executors or assigns by any insurance company, plan administrator or benefit provider, the Company shall not be liable in any way.
     Section 12.5. The Company's obligation to pay insurance premiums under this Article shall terminate when an employee resigns, retires, is terminated or discharged, enters the Armed Forces (except as otherwise provided by the Uniform Services Employment and Re-Employment Rights Act of 1994), is laid off or receives a personal leave of absence (except as otherwise provided by the Family and Medical Leave Act of 1993). The Company shall pay insurance premiums under this Article on behalf of an employee on a medical leave of absence due to illness or injury covered by worker's compensation or a medical leave of absence not covered by worker's compensation for a maximum period of ninety (90) calendar days after the leave is granted by the Company.
     Section 12.6. When the Company's obligation to provide coverage under this Article terminates, employees and their eligible dependents may continue coverage under the health plan by electing continuation coverage under the provisions of COBRA and paying to the Company by the first of each month, for the length of time continuation is allowed, the full monthly plan cost applicable for the type of coverage elected.
     Section 12.7. The Company will provide active employees with a weekly Disability benefit based on the following schedule:

           Less than 1 year of service                       No benefit
           1 year of service, but less than 10 years         30%
           More than 10 year                                 35%

The benefit will be based on the employee's current rate or the classification maximum, whichever is lower. Eligibility for this benefit begins on the eighth
(8th) consecutive day of absence due a non-work related disability that does not require hospitalization, or on the first (1st) day of absence due to a non-work related hospitalization. This weekly benefit will be payable up to a maximum of twenty-six (26) weeks if the employee remains disabled as certified by their physician. The Company may, at its expense, request additional review and approval by its designated physician.
Employees utilizing this benefit will return to work as soon as they are physically able, based on the medical input from the employee's and the Company's physicians. Light duty assignments may be provided as recommended by the physicians.
     Section 12.8. The Company will provide each active employee with Five Thousand Dollars ($5000) of term life insurance. Optional supplemental term life insurance is also available in increments of $5000 up to a maximum of $30,000. The total cost of supplemental life will be paid by the employee.
The Company will seek competitive rates
for the insurance. For employees on lay-off status, life insurance coverage will terminate at the end of the calendar month in which the lay-off period begins. Included in the basic and supplemental life insurance is an equivalent amount of accidental death and dismemberment insurance. This life insurance coverage is governed by the terms, conditions and exclusions contained in the Groups Life Insurance Certificate and Policy issued by the Insurance provider for employees of American Sign and Marketing Services, Inc.

                                   ARTICLE 13

                               SAFETY AND HEALTH

With the objective of providing a safe and healthy work environment for all employees, the representatives of the membership of the American Sign and Marketing Services, Inc., Independent Union and the members of the Company's Management jointly agree to the following:
     Section 13.1. A formal Safety and Health Program will continue to be developed and maintained through joint efforts with the Union and the Company.
     Section 13.2. The Safety and Health Program indicated in Section 13.1 above will be developed by a joint Safety Development Group comprised of six
(6) members with a balanced representation from the Union membership and from the Non-Union sector of the Company. The respective members from the Union and the Non-Union sectors will be selected based on their ability to contribute to the development of a workable and effective program. The Safety Development Group will be given the responsibility and the authority to call upon other resources within the Company, and as required, external to the Company that are necessary to successfully complete their mission.
     Section 13.3. The Safety and Health Program will include at least the following elements:
* A Safety Coordinator whose basic responsibilities will be determined by the Safety Development Group.
*    Necessary training for all employees and supervision.

* Representation, input, and feedback from all segments of the organization.
* Joint Union and Non-Union investigation of all accidents and injuries conducted in a timely manner with the objective of determining the cause(s) and preventing repeat occurrences.
* Any and all other program elements that the joint Development Group determines are necessary to make the program effective.

                                   ARTICLE 14

                               TOOLS AND MACHINES

     Section 14.1. The Company agrees to furnish all tools and machines necessary to do all production work performed in the plant by employees covered by this Agreement. All such tools and machines shall remain the property of the Company and employees shall not remove any tools and machines from the Company premises at any time, unless they first receive advance written authorization to remove tools and/or machines.
     Section 14.2. It shall be the responsibility of the Company and employees to keep all tools and machines in a safe condition and all employees shall use all tools and machines in a safe manner.
     Section 14.3. No employee shall use any machine or tool without engaging the proper safety device or guard.
     Section 14.4. Any machine or tool an employee feels is unsafe should be immediately reported to the employee's immediate supervisor, the Director of Manufacturing Operations, or the Manager of Human Resources.

                                   ARTICLE 15

                                  401(K) PLAN

     Section 15.1. On January 1, 1989, the Company agrees to make available to employees, a 401(K) Plan consisting of The Fifth Third Bank Prototype Trust Agreement #1, The Fifth Third Bank Basic Prototype Plan Document #01, The Fifth Third Bank Basic Prototype Plan Document #01 Section 401(K) Amendment, The Fifth Third Bank Prototype Profit Sharing Plan Supplemental Section 401(K) Adoption Agreement, signed by the

Company on January 2, 1987, and The Fifth Third Bank Prototype Profit Sharing Plan #001 Adoption Agreement (Non-Standardized), signed by the Company on January 2, 1989, (hereinafter the "Plan"), if prior to January 1, 1989, over fifty percent (50%) of the employees agree to contribute a portion of their pay to the Plan through voluntary written payroll deduction authorizations. The Company will continue to make the Plan available to employees during the term of this Agreement, but only so long as the Plan exists and The Fifth Third Bank allows the Company to make the Plan available to employees.
     Section 15.2. An employee's eligibility and the eligibility of the employee's heirs, executors and assigns to participate in the Plan and to receive any benefits under the Plan shall be governed by the terms and conditions of all the Plan documents set forth in Section 15.1 above.
     Section 15.3. Any disputes an employee may have under any of the Plan documents set forth in Section 15.1 above, shall not be subject to the grievance and/or arbitration provisions of this Agreement.
     Section 15.4. The Trustee, Fifth Third Bank, will issue Certificates of Participation to individual Plan participants semi-annually beginning with Plan year 1992.

The Company will provide a quarterly match to individual employee contributions in accordance with terms and provisions contained in the Plan documents referenced in Section 15.1 of this Article.

It is understood that the Plan will be modified as necessary to comply with changes required by legislation or other regulation and that the Company and/or Trustee will notify the Union of any modifications made to the Plan.

                                 ARTICLE 16

                          BEREAVEMENT AND JURY PAY

     Section 16.1. When death occurs to an employee's mother, father, brother, sister, spouse, child, father-in-law, mother-in-law, stepmother, stepfather, grandparents or grandchildren, the Company will allow the employee to be absent from work for three (3) consecutive working days within five (5) calendar days after and including the date of death, with pay at the employee's straight time hourly wage rate, excluding any shift differential pay) for eight (8) hours per day, provided:
     (1) The employee will be paid only for those days, if any, on which it is necessary for him/her to be absent and on which he/she otherwise would be scheduled to work;
     (2) The employee provides the Company with satisfactory evidence of the date of death, funeral date and relationship of the decedent to the employee; and
     (3) The employee has completed his/her probationary period as defined in this Agreement.
     Section 16.2. The Company will pay an amount equal to the difference between eight (8) times an employee's straight time hourly wage rate (excluding any shift differential pay) and the amount an employee receives as jury duty fees when the employee is required to serve and does serve, on any public jury for each day of such jury duty up to a maximum of four (4) weeks per employee in any calendar year, provided:
     (1) The employee is otherwise scheduled to work, and provided such jury duty prevents the employee from performing his job during his regularly scheduled hours of work;
     (2) The employee has completed his/her probationary period as defined in this Agreement;
     (3) The employee has notified the Company immediately after he/she has been summoned for jury duty and furnishes satisfactory evidence to the Company that jury duty was performed on the days on which payment is claimed by submitting a statement from the Clerk of Courts setting forth the amount of jury duty fees received for each day of jury duty; and/or
     (4) The employee reports to work for the remainder of the employee's shift if the jury duty ceases as much as two (2) hours prior to the end of the employee's scheduled shift.



                                   ARTICLE 17

                                    DURATION

     Section 17.1. This Agreement shall be in effect from December 31, 1995 through December 31, 1998, and shall continue in effect from year to year thereafter, unless either party hereto gives the other party written notice not less than sixty (60) calendar days prior to such expiration date or the expiration of any renewal of its desire to terminate or modify this Agreement.
     Section 17.2. If either party utilized the procedure of Section 17.1 above to modify this Agreement, the notice of modification will contain all the desired modifications.
     Section 17.3. The parties acknowledge that, during the negotiations which resulted in this Agreement, each had the unlimited right and opportunity to make demands and proposals with respect to any subject or matter not removed by law from the area of collective bargaining and that the understandings and agreements arrived at by the parties after the exercise of that right and opportunity are set forth in this Agreement. Therefore, the Company and the Union, for the life of this Agreement, each voluntarily and unqualifiedly waives the right, and each agrees that the other shall not be obligated to bargain collectively with respect to any matter or subject specifically referred to, or covered in this Agreement, or with respect to any matter or object not specifically referred to, or covered in this Agreement, even though such subject or matter may not have been within the knowledge or contemplation of either or both of the parties at the time they negotiated or signed this Agreement. The parties further agree that this instrument represents the complete Agreement between the parties and that this Agreement supersedes any and all prior oral or written agreements, understandings, policies, practices or procedures which may have been in effect at any time.
     Section 17.4. When this Agreement or any renewal thereof terminates, as provided in this Agreement, all rights, duties and obligations created under this Agreement, shall also immediately terminate, and none of the terms and conditions contained in this Agreement shall continue in effect, or transfer to or vest in any individual employee during or after the term of this Agreement.
     Section 17.5. Should any part of this Agreement be rendered or declared illegal, or an unfair labor practice by reason of any existing or subsequently enacted legislation, or by any final decree of a court of competent jurisdiction, or by the final decision of any authorized government agency, including the National Labor Relations Board, said invalidation shall not affect any of the remaining portions of this Agreement and said remaining portions shall continue in full force and effect.


     IN WITNESS WHEREOF, the parties hereto, by their duly authorized representatives, have set their hands this ____ day of _______________, 1996.

AMERICAN Sign & MARKETING              THE AMERICAN SIGN & MARKETING
SERVICES, INC.                        SERVICES, INC., INDEPENDENT UNION
By: /s/ Mike Robinson                 By: /s/ Harrison Ward
    -----------------------------         ------------------------------
By: /s/ Kathryn Coleman Wood          By: /s/ Rozanna Florence
    -----------------------------         ------------------------------
By: /s/ Garland Sanders               By: /s/ Paul A. Haubner
    -----------------------------         ------------------------------
By:                                   By: /s/ Jonathon Hauser
    -----------------------------         ------------------------------

                            MEMORANDUM OF AGREEMENT

                    IMPLEMENTATION OF THE NEW WAGE STRUCTURE


1. The new wage structure will have defined minimum and maximums and progression steps. This structure will enable our wages to be more competitive with wages paid by other companies and will ensure more fairness in how employees doing similar jobs are paid. No increases will be given outside the union contract.

2. The wage structure will increase the amount of the annual wage increase on January 1 each year of this contract.

3. Effective January 1, 1996, employees who have been on payroll for 90 days or more will have their pay increased by the amount of the general wage increase or will be brought to Step 1, whichever is greater. This new wage rate will establish an initial position in the progression, regardless of prior time in the job. If a new wage rate falls between two progression steps, the person will receive the full amount of the wage increase but will be considered in the lower of the two steps. They will then receive progressional wage adjustments at the intervals defined by the progression chart.

4. Employees in their 90 day-probationary period as of January 1, 1996, will be brought to the minimum for their classification. As they complete their 90 day probation, they will receive progressional wage adjustments at the intervals defined by the progression chart.

5. Some employees are currently paid above the maximum. We value their contributions and years of service to the Company; therefore, we will allow base wages for these individuals to exceed the maximum and wage adjustments will continue to be made as long as the person continues in the same classification.

6. The Company has the right to hire new employees in the Specialist category at up to Step Two of the progression based on skills and job experience. If a Specialist is hired at Steps One or Two, there is no increase at the completion of the 90 day probation.

7. If an employee is promoted to Team Leader on a long-term or temporary basis, he or she will be moved to the minimum of the team leader classification or receive a $1.00 increase, whichever is higher. If the employee is paid below the maximum for the Team Leader classification, he or she will receive progression increases at the defined intervals. The Company has the right to make temporary assignments of team leaders for up to a year. If any Team Leader is moved back to a Production Specialist or Production Associate position, he or she will retain any contractual increases that were received during that time but the initial adjustment and any progressional increases that would not have been received in the previous position will be removed.





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


8. Production Associates who successfully bid on a Production Specialist position will move to the new classification at the start rate or at their current rate, as long as their current rate is below the maximum. They will move in the progression at the defined time intervals. Employees whose current rate falls above the maximum will be considered on a case-by-case basis.

9. Production Specialists who move to a Production Associate position at their own initiative will immediately move to the new classification at their current rate or the maximum, whichever is lower.

10. Production Specialists who move to a Production Associate position for other reasons (lack of work, performance, health problems, etc.) will continue at their curent rate for up to 30 days. If the assignment extends more than 30 days, they will be formally reclassified and will be paid at their current rate or 15% above the maximum of the new classification, whichever is lower, and will continue to receive contractual increases.

      For the Company                         For the Union
      /s/ Mike Robinson                       /s/ Harrison Ward
      ----------------------------            --------------------------
      /s/ Kathryn Coleman Wood                /s/ Rozanna Florence
      ----------------------------            --------------------------
      /s/ Garland Sanders                     /s/ Paul A. Haubner
      ----------------------------            --------------------------
                                              /s/ Jonathon Hauser
      ----------------------------            --------------------------














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

                                 APPENDIX "A"

                        Effective 1-1-96

- ---------------------------------------------------------------------------------------------------------------------
        Review Interval                   90 Days  9 months 6 months  6 months 6 months 6 months  6 months  6 months
- ---------------------------------------------------------------------------------------------------------------------
                                                                                                   Max-PA  Max-PS/TL
TITLE                             START    Step 1   Step 2   Step 3    Step 4   Step 5   Step 6    Step 7    Step 8
- ---------------------------------------------------------------------------------------------------------------------
Team Leader                       $10.00   $10.25   $10.50   $10.75    $11.00   $11.25   $11.50    $11.75    $12.00
- ---------------------------------------------------------------------------------------------------------------------
Production Specialist             $ 9.00   $ 9.25   $ 9.50   $ 9.75    $10.00   $10.25   $10.50    $10.75    $11.00
- --------------------------------------------------------------------------------------------------------------------
Production Associate              $ 7.50   $ 7.75   $ 8.00   $ 8.25    $ 8.50   $ 8.75   $ 9.00    $ 9.25
               Designated Cells                                                                              $ 9.55
- ---------------------------------------------------------------------------------------------------------------------

                        Effective 1-1-97 (25 cent contractual increase)

- ---------------------------------------------------------------------------------------------------------------------
        Review Interval                   90 Days  9 months 6 months  6 months 6 months 6 months  6 months  6 months
- ---------------------------------------------------------------------------------------------------------------------
                                                                                                   Max-PA  Max-PS/TL
TITLE                             START    Step 1   Step 2   Step 3    Step 4   Step 5   Step 6    Step 7    Step 8
- ---------------------------------------------------------------------------------------------------------------------
Team Leader                       $10.25    $10.50   $10.75   $11.00    $11.25   $11.50   $11.75    $12.00    $12.25
- ---------------------------------------------------------------------------------------------------------------------
Production Specialist             $ 9.25    $ 9.50   $ 9.75   $10.00    $10.25   $10.50   $10.75    $11.00    $11.25
- ---------------------------------------------------------------------------------------------------------------------
Production Associate              $ 7.75    $ 8.00   $ 8.25   $ 8.50    $ 8.75   $ 9.00   $ 9.25    $ 9.50
               Designated Cells                                                                               $ 9.80
- ---------------------------------------------------------------------------------------------------------------------


                        Effective 1-1-98 (25 cent contractual increase)

- ---------------------------------------------------------------------------------------------------------------------
        Review Interval                   90 Days  9 months 6 months  6 months 6 months 6 months  6 months  6 months
- ---------------------------------------------------------------------------------------------------------------------
                                                                                                   Max-PA  Max-PS/TL
TITLE                             START    Step 1   Step 2   Step 3    Step 4   Step 5   Step 6    Step 7    Step 8
- ---------------------------------------------------------------------------------------------------------------------
Team Leader                       $10.50    $10.75   $11.00   $11.25    $11.50   $11.75   $12.00    $12.25    $12.50
- ---------------------------------------------------------------------------------------------------------------------
Production Specialist             $ 9.50    $ 9.75   $10.00   $10.25    $10.50   $10.75   $11.00    $11.25    $11.50
- ---------------------------------------------------------------------------------------------------------------------
Production Associate              $ 8.00    $ 8.25   $ 8.50   $ 8.75    $ 9.00   $ 9.25   $ 9.50    $ 9.75
               Designated Cells                                                                               $10.05
- ---------------------------------------------------------------------------------------------------------------------

                                  APPENDIX "B"


___________________________, 19___.
             Date


     I, _______________________________, the undersigned employee of American Sign and Marketing Services, Inc., voluntarily authorize and request American Sign and Marketing Services, Inc., of Florence, Kentucky, my employer, to deduct from my wages the monthly membership dues and the regular initiation fees in the amount fixed pursuant to the constitution and the by-laws of The American Sign and Marketing Union and to pay over the same said Union or its designated agent pursuant to the provisions of any current or future collective bargaining agreement.
     The foregoing dues deduction(s) shall be made weekly from the paycheck issued to me and shall be remitted to the Union monthly after such deduction has been made. The foregoing initiation fee deduction shall be made from the paychecks issued to me over a three(3)week period in three (3) equal installments.
     This authorization shall remain in effect until revoked by me and shall be irrevocable for a period of one year from the date hereof, or until the termination date of any applicable collective bargaining agreement, whichever occurs sooner.
     Effective beginning with the month of __________________, 19___.

                          __________________________________________
                          Signature

                          __________________________________________
                          Social Security Number






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